Exhibit 16

April 23, 2012

Securities and Exchange Commission
450 Fifth Street,
NW Washington, D.C. 20549

We have read the comments made regarding us in the first, second, and third paragraphs under Item 4.01 of the Current Report on Form 8-K of Vlov, Inc., dated April 23, 2012, and are in agreement with those statements.  We have no basis to agree or disagree with the other statements contained therein.

/s/ Crowe Horwath LLP

CROWE HORWATH, LLP
3815 River Crossing Parkway Suite 300 Indianapolis, IN  46240